Exhibit 23.1

[Eide Bailly LLP letterhead]

5601 Green Valley Drive, Suite 700

Minneapolis, MN 55437

Husker Ag, LLC

54048 Hwy 20

P.O. Box 10

Plainview, NE 68769

We consent to the incorporation by reference in Schedule 14A, Proxy Statement of Husker Ag, LLC of our report dated March 31, 2008, on our audit of the financial statements of Husker Ag, LLC as of December 31, 2007 and 2006 and for the years then ended, which report is included in Husker Ag, LLC’s 2007 Annual Report on Form 10-K.

/s/ Eide Bailly LLP

Minneapolis, Minnesota

June 6, 2008